UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    Date of Report: November 30, 2006
                    (Date of earliest event reported)

                               FNB CORPORATION
            (Exact name of registrant as specified in its charter)

   Virginia
(State or other              000-24141                 54-1791618
 jurisdiction of            (Commission             (I.R.S. Employer
 incorporation)              File Number)            Identification No.)

                               105 Arbor Drive
                           Christiansburg, Virginia             24073
                   (Address of principal executive offices)  (Zip Code)

     Registrant's telephone number, including area code:  540-382-4951

                                     n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02.    Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     General Counsel Announces Retirement. On November 30, 2006, Duane E. Mink announced his planned retirement as Executive Vice President and General Counsel of FNB Corporation (the Corporation) in January 2007, on a specific date to be determined. Mr. Mink, age 73, has been employed by FNB Corporation as General Counsel since 2003.

     Compensation Committee Approves 2006 Bonuses and 2007 Salaries for Named Executive Officers. Following a thorough review of the Corporation's executive compensation practices, as well as analyses provided by the Virginia Bankers Association (the VBA) and an independent compensation expert (the Consultant) retained by the Board of Directors, the Corporation's Compensation Committee (the Committee), in a meeting on November 30, 2006, approved the payment of 2006 bonuses and 2007 salaries to the named executive officers.

     Although the 2006 performance objectives under the Corporation's Pay-For-Performance Plan (the Plan) were not met, the bonuses for the named executive officers were determined in the Committee's discretion based on an assessment of 2006 performance and peer comparisons included in the VBA and Consultant analyses. In a Current Report on Form 8-K filed March 1, 2006, the Corporation reported the adoption of the Plan, under which employees of the Corporation and its subsidiaries, including the Corporation's Chief Executive Officer and other executive officers, may receive annual cash incentive awards based on individual performance and the Corporation's achievement of certain performance targets and other defined objectives.

                                                             2006 Bonus

William P. Heath, Jr.
President and Chief Executive Officer                          $25,000

Gregory W. Feldmann
Chief Operating Officer, Market President (Roanoke Valley),    $12,745
and Director of Wealth Management

Duane E. Mink
Executive Vice President and General Counsel                    $9,321

Daniel A. Becker
Executive Vice President and Chief Financial Officer           $12,146

D. W. Shilling
Market President (Central Virginia)                            $10,824

     The increases in the base salaries of the named executive officers include both annual merit raises and range adjustments to bring the Corporation's executive compensation more in line with that of its peers. The increases are effective January 1, 2007.

                                     Current Base Salary  2007 Base Salary

William P. Heath, Jr.
President and Chief Executive
Officer                                    $273,000           $286,650

Gregory W. Feldmann
Chief Operating Officer,
Market President (Roanoke Valley),
and Director of Wealth Management          $170,000           $187,008

D. W. Shilling
Market President (Central Virginia)        $135,200           $139,932

     Compensation Committee Amends Pay-for-Performance Plan. On November 30, 2006, the Committee amended the Plan to update it for 2007. The Committee:
(i) revised the Plan definition of "Eligible Compensation" to eliminate overtime and bonuses from the Plan award calculation, and (ii) increased the Tier #1 award percentages at the 100% and 110% performance levels to 25% and 37%, respectively, in connection with a Committee decision to increase the percentage of the Chief Executive Officer's annual compensation that is directly linked to the Corporation's success as defined by specific performance objectives.

     Plan performance objectives and targets will remain the same in 2007 as those adopted for 2006, and include the Company's net income (50%), core transaction deposit growth (20%), loan growth (20%), and asset quality (10%). Plan awards will continue to be made at the discretion of the Committee, when the established targets are met or exceeded and when the Committee, in its sole judgment, deems that such actions are in the best interests of the Corporation, its shareholders, and the participants.

     The foregoing summary of the amendments to the Plan is qualified in its entirety by reference to the full text of the amended Plan, a copy of which is filed as Exhibit (10)L to this report on Form 8-K, and is incorporated herein by reference.


Item 9.01.       Financial Statements and Exhibits.

      (d)  Exhibits

            (10)G     Base Salaries for Named Executive Officers.

            (10)L     Pay-for-Performance Plan, amended November 30, 2006.
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                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FNB CORPORATION
                                           (Registrant)

                                         /s/ William P. Heath, Jr.
                                         William P. Heath, Jr.
                                         President and Chief Executive
                                         Officer


Date:  December 5, 2006

                                EXHIBIT INDEX


        (10)G     Base Salaries for Named Executive Officers.

        (10)L     Pay-for-Performance Plan, amended November 30, 2006.
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